Kramer Levin Naftalis & Frankel LLP
                                                                                      May 11, 2011

Oppenheimer Equity Income Fund, Inc.
6803 South Tucson Way
Englewood, Colorado 80112-3924

Re:      Agreement and Plan of Reorganization between Oppenheimer Balanced Fund and Oppenheimer Equity Income Fund, Inc.

Ladies and Gentlemen:

We have acted as counsel to Oppenheimer Equity Income Fund, Inc., a Maryland corporation (the “Fund”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended. The purpose of the Registration Statement is to register shares to be issued by the Fund, in connection with the acquisition of substantially all of the assets of Oppenheimer Balanced Fund, a Massachusetts business trust (“Balanced Fund”), by and in exchange for shares of common stock, par value $0.0001 per share (the "Shares"), of the Fund (the “Transaction”).

We have reviewed Fund’s Articles of Incorporation and By-laws, each as supplemented and amended; the form of Agreement and Plan of Reorganization for the Transaction, which was approved by the Fund's Board of Directors (the "Agreement"); and resolutions adopted by the Fund's Board of Directors in connection with the Transaction (the “Resolutions”), and such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below. As to questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers, trustees or other representatives of the Fund, public officials and others, and have reviewed such other documents and made such other investigations as we have deemed appropriate. We have not independently verified the facts so relied on.

On the basis of the foregoing, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered against payment therefor in accordance with the Resolutions and the Agreement, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York, that in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Agreement (the “Relevant Laws”). In particular, we do not hold ourselves out as qualified to practice with respect to the laws of the State of Maryland. To the extent that the opinions expressed herein relate to the laws of the State of Maryland, we have relied exclusively, with your consent, upon the opinion of Venable LLP dated the date hereof, and our opinions set forth herein are subject to all assumptions, limitations and qualifications contained in such opinion as if set forth herein in full. Further, we express no opinion as to the state securities or blue sky laws of any jurisdiction. The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us as legal counsel to the Fund in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

[LETTERHEAD OF VENABLE LLP]

May 11, 2011

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036

Re:     Oppenheimer Equity Income Fund, Inc.:

     Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as Maryland counsel to Oppenheimer Equity Income Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (the "Company"), in connection with the sale and issuance of Class A, Class B, Class C and Class N shares (collectively, the "Shares") of common stock, $.0001 par value per share (the "Common Stock"), of the Company, pursuant to an Agreement and Plan of Reorganization (the "Plan"), by and among the Company and Oppenheimer Balanced Fund, a Massachusetts business trust, covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.     The Registration Statement and the related form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act;

2.     The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

3.     The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.     The form of the Plan, certified as of the date hereof by an officer of the Company;

5.     A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.     Resolutions (the "Resolutions") adopted by the Board of Directors of the Company relating to the authorization of the sale and issuance of the Shares and the approval of the Plan, certified as of the date hereof by an officer of the Company;

7.     A certificate executed by an officer of the Company, dated as of the date hereof; and

8.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.     Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.     All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.     Upon any issuance of the Shares, the total number of shares of each class of Common Stock issued and outstanding will not exceed the total number of shares of each class of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.     The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.     The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions and the Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your benefit in connection with your opinion to the Company of even date herewith relating to the issuance of the Shares. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

     Very truly yours,

                                         /s/ Venable LLP